UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2023

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2023, the board of directors (the “Board”) of PharmaCyte Biotech, Inc. (the “Company”) approved an amendment (the “Bylaw Amendment”) to the Company’s bylaws, as amended (the “Bylaws”), effective immediately. Pursuant to the Bylaw Amendment, the Board may fix a record date for an adjourned or postponed meeting as permitted under Nevada law.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the form of Bylaw Amendment attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

The Company’s special meeting of its shareholders (the “Special Meeting”) has been postponed from the previously scheduled time of 11:00 a.m. Eastern Time on Friday, July 7, 2023 to 11:00 a.m. Eastern Time on Thursday, August 31, 2023. The Special Meeting was postponed, in accordance with Nevada law and the Company’s bylaws, in order to add a new proposal for the Company’s stockholders to consider.

There is no change to the location or the record date of the Special Meeting. The live-webcast for the Special Meeting will be available by visiting www.virtualshareholdermeeting.com/PMCB2023SM.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
3.1	Bylaw Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2023	PHARMACYTE BIOTECH, INC.

	By:	/s/ Joshua N. Silverman Joshua N. Silverman Interim Chief Executive Officer and Interim President